UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Neffs Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEFFS BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2010

www.neffsnatl.com

PROXY STATEMENT
Dated March 22, 2010

NEFFS BANCORP, INC.
5629 ROUTE 873
NEFFS, PENNSYLVANIA 18065
(610) 767-3875

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2010

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT	2

GOVERNANCE OF THE CORPORATION	3

ELECTION OF DIRECTORS	5

SHARE OWNERSHIP	8

COMPENSATION DISCUSSION AND ANALYSIS	11

COMPENSATION AND PLAN INFORMATION	12

REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE	14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS	14

REPORT OF THE AUDIT COMMITTEE	14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	16

ADDITIONAL INFORMATION	17

OTHER MATTERS	17

NEFFS BANCORP, INC.
5629 Route 873
Neffs, PA  18065-0010
(610)767-3875

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2010

TO THE SHAREHOLDERS OF NEFFS BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Neffs Bancorp, Inc. will be held at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania, on May 12, 2010, at 7:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect 2 Class B directors each to serve for a three-year term and until their successors are elected and qualified;

2.	To ratify the selection of ParenteBeard LLC as the corporation’s independent auditors for the year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the meeting.

Please promptly sign the enclosed proxy card and return it in the enclosed postpaid envelope.  We cordially invite you to attend the meeting.  Your proxy is revocable and you may withdraw it at any time.  You may deliver a revocation or deliver a later-dated proxy to the Secretary of the Corporation before the vote at the meeting.  If you need directions to attend the annual meeting, you may contact the Secretary of Neffs Bancorp, Inc. by telephone at (610)767-3875 or by email at matulevichd@neffsnatl.com.

We enclose, among other things, a copy of the 2009 Annual Report of Neffs Bancorp, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 12, 2010.
This Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2009 Annual Report of Neffs Bancorp, Inc. (which is not a part of the proxy soliciting material) are available at http://www.neffsnatl.com/neffsbancorp.html.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David C. Matulevich
David C. Matulevich, Secretary

Neffs, Pennsylvania
March 22, 2010
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

PROXY STATEMENT

Introduction
This proxy statement is furnished in connection with the solicitation of proxies by Neffs Bancorp, Inc. on behalf of the Board of Directors, for the 2010 Annual Meeting of Shareholders.  This proxy statement and the related proxy form are being distributed as requested.

Neffs Bancorp, Inc. will bear the expense of soliciting proxies.  In addition to the use of the mail, directors, officers and employees of the corporation and its subsidiaries may, without additional compensation, solicit proxies.

The annual meeting of shareholders will be held on May 12, 2010, at 7:00 p.m. at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania.  Shareholders of record at the close of business on March 15, 2010, are entitled to vote at the meeting.

At the meeting, shareholders will vote to:

•	Elect 2 Class B directors each to serve for a three-year term.
•	Ratify the selection of ParenteBeard LLC as the corporation’s independent auditors for the year ending December 31, 2010; and
•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures
You can vote your shares by completing and returning a written proxy card.  You can also vote in person at the meeting.  Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and vote, if you later decide to attend in person.  If you have elected to receive your proxy materials by mail, a proxy card is included with them.  If you have elected to receive them by email, you have received a proxy card by email also and may print it and return it.  If you are viewing the proxy materials on our website, you may print the proxy card and return it.  Proxy cards should be sent to:  David C. Matulevich, Secretary, Neffs Bancorp, Inc., 5629 Route 873, P.O. Box 10, Neffs, PA 18065-0010.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting.   However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares or has provided you with another method of providing your instructions.

By properly completing a proxy you appoint Ronald Miller as proxy holder and Ronald Gildner as alternate proxy holder to vote your shares, as indicated on the proxy card.  Any signed proxy card not specifying to the contrary will be voted FOR:

•	Election of the nominees identified in this proxy statement; and
•	Ratification of the selection of independent auditors for the year ending December 31, 2010.

You may revoke your written proxy by delivering written notice of revocation to David C. Matulevich, Secretary, Neffs Bancorp, Inc., or by executing a later-dated proxy and giving written notice of the revocation to Mr. Matulevich at any time before the proxy is voted at the meeting.  Proxy holders will vote shares represented by proxies, if properly signed and returned, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

At the close of business on March 22, 2010, Neffs Bancorp, Inc had 183,016 shares of common stock, par value $1.00 per share, issued and outstanding.

Quorum
A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business.  Under Pennsylvania law and Neffs Bancorp, Inc.’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting.  Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter.  Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the shareholder withheld authority.  Each share is entitled to one vote on all matters submitted to a vote of the shareholders.  All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in the cases where the vote of a greater number of shares is required by law or under Neffs Bancorp, Inc.’s Articles of Incorporation or Bylaws.  In the case of the election of directors, the candidates receiving the highest number of votes are elected.  Shareholders are not entitled to cumulate votes for the election of directors.

Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected.  Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent accountants.  Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against ratification.  Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board of Directors has adopted and adheres to corporate governance practices, which the Board of Directors and senior management believe promote this purpose, that are sound and represent best practices.  We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), and SEC regulations, as well as best practices suggested by recognized governance authorities.  The various committees provide the basis for risk oversight to the Board of Directors through various reports from senior management, internal auditors, and external auditors.

Officers of the Corporation
Officers of the Corporation include Mr. John J. Remaley, President/CEO, Mr. Kevin A. Schmidt, Vice President, and Mr. David C. Matulevich, Secretary/Treasurer.  Bylaws of the Corporation allow for but do not require a Chairman of the Board.  The Board of Directors has determined that the structure is appropriate for the Corporation at this time.

Meetings and Committees of the Board of Directors
The Board of Directors of Neffs Bancorp, Inc. met 12 times during 2009.  There were a total of 18 meetings of the various committees of the Board of Directors in 2009.  While the corporation has no specified attendance policy, all directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served.  All elected Directors attended the 2009 Annual Meeting of Shareholders and we expect that they will all attend this year’s meeting.  The Board of Directors has a majority of independent Directors, as defined by NASDAQ.  The independent Directors are Robert B. Heintzelman, John F. Sharkey, Jr., John F. Simock, Duane A. Schleicher, Dean H. Snyder, and Mary Ann Wagner.

The Board of Directors has an Audit Committee.  In addition, the Board of Directors performs the functions of the Compensation Committee and the Nominating Committee.

Compensation Committee
During 2009, the Board of Directors performed the function of a compensation committee.  The Board of Directors believes it is not necessary to have a separate compensation committee since the compensation of the Chief Executive Officer and all other executive officers of the corporation’s subsidiary are determined by a majority of independent directors.  The Chief Executive Officer is not present during voting or deliberations on his compensation.  The Board of Directors met once as the compensation committee in 2009.

Nominating Committee
During 2009, the Board of Directors performed the functions of the nominating committee.  Nominees are selected by a majority of independent directors.  The Board of Directors believes this process adequately performs the function of a nominating committee.  Acting in the role of the nominating committee, the Board of Directors assesses the composition of the Board along with the particular skills and qualities individual Board members possess to determine that individual Board members continue to possess the skills and qualities necessary to help the corporation carry out its strategic vision.  In the event of a vacancy the Board would evaluate what skills and experience would be most valuable to the corporation and seek nominees having those skills and experience.  Under our Bylaws, nominations for director may be made only by the Board of Directors or a Board of Directors committee, or by a shareholder of record entitled to vote.  Section 10.1 of the corporation’s Bylaws requires a shareholder to deliver a notice of nomination for election to the Board of Directors to the Secretary no later than 60 days in advance of the anniversary date of the prior year’s shareholder meeting.  For our annual meeting in the year 2011, we must receive this notice on or before March 13, 2011.  You can obtain a copy of the full text of the Bylaw provision by writing to David C. Matulevich, Secretary, Neffs Bancorp, Inc., 5629 Route 873, Neffs, Pennsylvania 18065-0010.  All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Board of Directors or recommended by a shareholder.  The Board does not have specific policy with regard to the consideration of diversity in identifying director nominees.  The Board of Directors met one time as the Nominating Committee in 2009.

Audit Committee
The Audit Committee performs the duties set forth in its charter, which include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board of Directors, the engagement of an independent certified public accountant.  Members of the Audit Committee during 2009 were Robert B. Heintzelman, Chairman, Mary Ann Wagner, John F. Sharkey, Jr., Duane A. Schleicher, and Dean H. Snyder.  The Audit Committee met four times during 2009.

The Board of Directors has determined that John F. Sharkey, Jr., is an audit committee financial expert.  The committee has the authority to engage legal counsel, consultants or other experts, as it deems appropriate to carry out its responsibilities.

Shareholder Communications
The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Due to the infrequency of shareholder communications to the Board of Directors, the Board of Directors does not believe that a formal process is necessary.

Submission of Shareholder Proposals
If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2011 annual meeting of shareholders, the proposal must be addressed to and received by the Secretary/Assistant Secretary at our principal executive offices at 5629 Route 873, P.O. Box 10, Neffs, Pennsylvania 18065-0010 no later than December 15, 2010.

We are not required to include any proposal received after December 15, 2010 in our proxy materials for the 2011 annual meeting.

Code of Ethics
Since 2003, we have had a Code of Ethics.  Our Code of Ethics is applicable to our directors, officers and employees, including our Chief Executive Officer and senior financial officers.  The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  The Board of Directors periodically receives reports on our compliance program.  Any shareholder can request a copy of the Code of Ethics, free of charge, by writing to David C. Matulevich, Secretary, at 5629 Route 873, P.O. Box 10, Neffs, Pennsylvania 18065-0010.  We also filed a copy of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K, which can be accessed from the Neffs Bancorp, Inc. portion of our website, www.neffsnatl.com.

ELECTION OF DIRECTORS

Section10.2 of the Neffs Bancorp, Inc. Bylaws provides that the Board of Directors consists of not less then five or more than twenty five persons.  The Board of Directors is also divided into three classes.  Each class consists, as nearly as possible, of one-third of the directors.  The Bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year.  The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders.  Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors.  Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he was appointed.

The Board of Directors has fixed the number of directors at eight.  There are two nominees for the Board of Directors for election at the 2010 Annual Meeting.  The Board of Directors has nominated the following two persons for election to the Board of Directors for the terms specified:

Nominees for Class B Directors
For a Term of Three Years
Robert B. Heintzelman
Kevin A. Schmidt

The Board of Directors endeavors to act in the best interest of the corporation’s shareholders in nominating potential candidates for directorship.  The directors will review the candidate’s education, work experience, general business knowledge, community involvement, and overall integrity prior to nomination.  Mr. Heintzelman and Mr. Schmidt currently serve as elected members of the Board of Directors.  Upon evaluation of their business knowledge and work ethics, the Board of Directors as a whole recommends the election of Mr. Heintzelman and Mr. Schmidt.  The Board also believes the individuals who are continuing directors possess the required experience, qualifications and skills to continue as members of the Board of Directors.

In the event that either of the nominees is unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors.  The Board of Directors has no reason to believe that either of its nominees will be unable to serve as a director if elected.

Information about Nominees and Continuing Directors
Information, as of March 22, 2010, concerning the nominees to the Board of Directors and the continuing directors appears below.

Name and Age	Director Since	Principal Occupation for the Past Five years and Positions Held with Neffs Bancorp, Inc. and Subsidiaries
		Nominees- Class B Directors– For a Term of Three Years
Robert B. Heintzelman, 51	1999
Mr. Heintzelman was elected to the directorate of The Neffs National Bank and Neffs Bancorp, Inc. in 1999.  Mr. Heintzelman and his family are the owners of the Heintzelman Funeral Home, Inc., with locations in Schnecksville and Hellertown, Pennsylvania. He and his brother own and operate Lehigh Valley Crematory Services, Inc. in Hellertown.  Mr. Heintzelman is also a franchise restaurant co-owner of Dickey’s Barbecue Pit in Bethlehem.  Mr. Heintzelman brings significant experience with respect to the management and ownership of small businesses, such as those which are part of the bank’s customer base.

Kevin A. Schmidt, 48	2004
Mr. Schmidt, associated with The Neffs National Bank since 1994, serves as President and Chief Executive Officer.  He was elected to the directorate of Neffs Bancorp, Inc. and The Neffs National Bank in 2004, and serves as Vice President of Neffs Bancorp, Inc.  Mr. Schmidt brings both financial and management expertise to the Board.

		Class A Directors – Continuing Directors
John J. Remaley, 74	1986
Mr. Remaley serves as President and Chief Executive Officer of Neffs Bancorp, Inc. having been elected in 1986, and Chairman of the Board of The Neffs National Bank, elected in July 2009.  Employed by The Neffs National Bank in 1953, he retired as Chief Executive Officer in 1995 and served as President from 1983 to July 2009.  He has served on the boards of directors of several not-for-profit organizations.  Mr. Remaley brings over fifty years of experience in community banking and in dealing with the local community.

Dean H. Snyder, 58	2009
Mr. Snyder was appointed as a director of The Neffs National Bank and its parent organization, Neffs Bancorp, Inc. in September 2009.  He is a retired teacher of Northampton High School.  Mr. Snyder is a major shareholder who is well known in the community and provides understanding of the local economy.

John F. Sharkey, Jr., 54	2005
Mr. Sharkey was appointed as a director of Neffs Bancorp, Inc. and The Neffs National Bank in 2005, and elected to both boards in 2008.  Mr. Sharkey is a senior partner in the accounting firm of Concannon, Miller & Co., located in Allentown, Pennsylvania.  Mr. Sharkey provides financial and accounting expertise to the Board.

		Class C – Continuing Directors
John F. Simock, 73	1997
Mr. Simock, the prior owner of John F. Simock, Inc., a general contracting firm, is retired.  He was elected to the directorate of Neffs Bancorp, Inc. and The Neffs National Bank in 1997.  Mr. Simock brings management and small business experience to the Board.

Mary Ann Wagner, 69	2003
Ms. Wagner was appointed as a director of Neffs Bancorp, Inc. and The Neffs National Bank in 2003, and was elected to both boards in 2006.  Ms. Wagner is President of A. J. Henry Lumber Co., Inc. located in Neffs, Pennsylvania.  Ms. Wagner provides the Board with management experience and an understanding of the local economy.

Duane A. Schleicher, 48	2005
Mr. Schleicher was appointed as a director of Neffs Bancorp, Inc. and The Neffs National Bank in 2005, and elected to both boards in 2006.  Mr. Schleicher owns and operates Northside Heights Mobile Home Park, Schleicher Mobile Home Sales, Inc., and Duane A. Schleicher, Inc., each located in Carbon County, Pennsylvania.  Mr. Schleicher brings management experience and an understanding of the bank’s Carbon County market.

SHARE OWNERSHIP

Principal Holders
The following table shows, to the best of our knowledge, those persons or entities, who owned of record or beneficially, on March 22, 2010 more than 5% of the outstanding Neffs Bancorp, Inc. common stock.

Beneficial ownership of Neffs Bancorp, Inc. common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock; or
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after March 22, 2010

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

John J. Remaley 4116 Kilmer Ave. Allentown, PA 18104	10,943	1	5.98%

Dean H. Snyder 3213 Fairland Drive Schnecksville, PA 18078	14,740	2	8.05%

William F. and Alma P. Deibert 4801 E. Texas Road Allentown, PA 18106	11,989		6.55%

CEDE & Co.3 P.O. Box 20 Bowling Green Station New York, NY 10274	33,689		18.41%
___________________
1 Includes 4,250 shares owned individually by Mr. Remaley, 3,126 shares owned directly by his spouse, 3,062 shares owned directly by his sons, 5 shares owned directly by his grandson and 500 shares owned directly by his sister.
2 Includes 7,740 shares owned individually by Mr. Snyder, 4,250 shares owned individually by his sister, 1,000 owned by his father’s estate, and 1,750 shares owned jointly by his sister and brother-in-law.
3 “CEDE & Co.” is the name used by The Depository Trust Company (“DTC”), which holds shares on behalf of its participant brokers and banks.  These participant brokers and banks in turn hold the shares on behalf of their clients, the individual beneficial owners.  Under this system, state law deems DTC to be the “legal” owner of the shares, and DTC therefore possesses all of the rights incident to share ownership, including the right to vote.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following tables show, as of March 22, 2010 the amount and percentage of Neffs Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

Beneficial ownership of shares of Neffs Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after March 22, 2010.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person.

Executive Officers
This table provides information, as of March 22, 2010 about the corporation’s and subsidiary’s executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Neffs Bancorp, Inc. and Subsidiary

John J. Remaley	74	President, Neffs Bancorp, Inc. and Chairman, The Neffs National Bank.

Kevin A. Schmidt	48	Vice President, Neffs Bancorp, Inc. and President and CEO, The Neffs National Bank.

Michael J. Bailey	54	Executive Vice President and Cashier/Chief Operations Officer, The Neffs National Bank.

Carol L. Jones	61	Operations Officer and Assistant Cashier, The Neffs National Bank.

David C. Matulevich	37	Secretary/Treasurer, Neffs Bancorp, Inc.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class

Directors and Nominees
Robert B. Heintzelman	2,180	1	1.19%
John J. Remaley	10,943	2	5.98%
Duane A. Schleicher	2,401	3	1.31%
Kevin A. Schmidt	1,033	4.56%
John F. Sharkey, Jr.	1,343	5.73%
John F. Simock	1,698	6.93%
Dean H. Snyder	14,740	7	8.05%
Mary Ann Wagner	6,195	8	3.38%
Other Named Executives
Michael J. Bailey	20	9.01%
Carol L. Jones	10	10.01%
David C. Matulevich	20	11.01%
All Directors, Nominees and Executive Officers as a Group (11 persons)	40,583		22.17%
___________________
1 Includes 1,010 shares owned individually by Mr. Heintzelman, 4 shares owned directly by his spouse, 30 shares owned directly by his son and daughters, 55 shares owned jointly by his mother and father, 250 shares owned jointly by his mother and brother, 140 shares owned jointly with his mother, 606 shares owned directly by his mother, 45 shares owned directly by his brother and 40 shares owned directly by his nieces.
2 Includes 4,250 shares owned individually by Mr. Remaley, 3,126 shares owned directly by his spouse, 3,062 shares owned directly by his sons, 500 shares owned directly by his sister and 5 shares owned directly by his grandson.
3 Includes 1,180 shares owned individually by Mr. Schleicher, 300 shares owned jointly with his spouse, 126 shares owned jointly by his sister and brother-in-law, 125 shares owned jointly with his daughters, 140 owned jointly by his daughter and son-in-law, 230 shares owned directly by his brother and 300 shares owned directly by his father.
4 Includes 1,000 shares owned individually by Mr. Schmidt, 19 shares owned jointly with his spouse, 9 shares owned directly by his stepson, 2 shares owned directly by his brother, 2 shares owned directly by his sister-in-law and 1 share owned directly by his niece.
5 Includes 1,025 shares owned individually by Mr. Sharkey and 318 shares owned jointly with his spouse.
6 Includes 1,570 shares owned individually by Mr. Simock, 40 shares owned directly by his spouse, 18 shares owned directly by his son, 45 shares owned directly by his grandsons, 15 shares owned directly by his daughter and 10 shares owned directly by his daughter-in-law.
7 Includes 7,740 shares owned individually by Mr. Snyder, 4,250 shares owned individually by his sister, 1,000 owned by his father’s estate, and 1,750 shares owned jointly by his sister and brother-in-law.
8 Includes 1,913 shares owned individually by Ms. Wagner, 1,100 shares owned by the Robert Wagner Trust, 796 shares owned individually by Ms. Wagner’s daughters, 1,900 shares owned individually by Ms. Wagner’s son-in-law and 486 shares owned individually by her nieces.
9 The shares are held jointly with Mr. Bailey’s spouse.
10 The shares are held jointly with Mrs. Jones’ spouse.
11 The shares are held jointly with Mr. Matulevich’s spouse.

COMPENSATION DISCUSSION AND ANALYSIS

The corporation’s Board of Directors governs the corporation and its subsidiary.  In fulfilling its fiduciary duties, the Board of Directors endeavors to act in the best interests of the corporation’s shareholders, customers, and the communities served by the corporation and its subsidiary.  To accomplish the corporation’s strategic goals and objectives, the Board of Directors engages competent persons, who undertake to accomplish these objectives with integrity and with cost-effectiveness.  The Board of Directors fulfills part of its strategic mission through the compensation of these individuals.  The bank, the corporation’s wholly-owned financial subsidiary, provides compensation to the corporation’s and the bank’s directors, officers, and employees.

The corporation seeks to offer competitive compensation opportunities for all employees based on the individual’s contribution and personal performance.  The entire Board of Directors administers the compensation program.  The Board of Directors seeks to establish a fair compensation policy to govern the executive officers’ base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the corporation’s products and services and will result in improved profitability, increased dividends to the shareholders, and subsequent appreciation in the market value of the corporation’s shares.

General labor market conditions, the individual’s specific responsibilities and the individual’s contributions to the corporation’s success influence total compensation opportunities available to the corporation’s and the bank’s employees.  The Board of Directors reviews individuals annually and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry.  Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

The primary element of executive compensation is base salary. The independent members of the Board of Directors review and annually approve the compensation of the corporation’s and the bank’s top executives, including the chief executive officer/president and the executive vice president/chief operating officer.  The Board of Directors determines compensation increases based on its subjective analysis of the individual’s contribution to the corporation’s strategic goals and objectives.  In determining whether the strategic goals have been achieved; the Board of Directors considers numerous factors including the following:  the corporation’s performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans.  Although the Board of Directors measures the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criteria and an employee’s compensation, nor does the Board of Directors, in its analysis, attribute a particular weight to any specific criteria.  The Board of Directors makes a subjective determination after review of all relevant information, including the above.  As there is no direct correlation between any specific criteria and an employee’s compensation, senior management has determined that the Corporation’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation as they relate to the Corporation’s risk management.

In addition to base salary, the bank’s executive officers may participate in annual and long-term incentive plans including the bank’s Employee Profit Sharing and Retirement Trust Fund.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code (the IRC) to be applicable to the corporation at this time.  The Board of Directors intends to monitor the future application of IRC Section 162(m) to the compensation paid to its executive officers; in the event that this section becomes applicable, the Board of Directors intends to amend the corporation’s and the bank’s compensation policies to preserve the deductibility of the compensation payable under the policies.

COMPENSATION AND PLAN INFORMATION

Executive Compensation
The following table summarizes the total compensation, for each of the last three years for John J. Remaley, Neffs Bancorp, Inc.’s Chief Executive Officer since 1986, and Kevin A. Schmidt, The Neffs National Bank Chief Executive Officer since 1995 and Principal Financial Officer of Neffs Bancorp, Inc.
Summary Compensation Table

Name and Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

John J. Remaley President & Chief Executive Officer,	2009	-	-	-	-	-	-	$1,000	1	$1,000
Neffs Bancorp, Inc.; Chairman of the Board,	2008	-	-	-	-	-	-	1,000	1	1,000
The Neffs National Bank	2007	-	-	-	-	-	-	1,000	1	1,000

Kevin A. Schmidt Vice President,	2009	$104,500	-	-	-	-	-	7,071	2	111,571
Neffs Bancorp, Inc.; President and Chief Executive Officer	2008	98,500	-	-	-	-	-	7,219	2	105,719
The Neffs National Bank (Principal Financial Officer)	2007	94,500	-	-	-	-	-	7,423	2	101,923
___________________
1 These amounts represent the bank’s contribution on behalf of Mr. Remaley to the bank’s Director Deferred Compensation Fund.
2 These amounts represent the bank’s contribution on behalf of Mr. Schmidt to the Employee Profit Sharing and Retirement Trust Plan, premiums paid by the bank on behalf of Mr. Schmidt for Life Insurance and Long Term Disability Insurance.

Employee Profit Sharing and Retirement Trust Fund Plan
The bank maintains and sponsors a defined contribution 401(k) savings and investment plan.  The plan is administered by the bank and is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder.  Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

Each bank employee who attains the age of 18, successfully completes any probationary period(s) and completes 1,000 hours of service per year may participate in the 401(k) plan and will be eligible for employee profit sharing.  Generally, eligible employees may not contribute more than 15% of their compensation to the 401(k) plan.  The employee’s contributions to the plan vest immediately.  Each year the bank determines the amount, if any, which it will contribute as profit sharing to the plan.  The bank’s contributions to the 401(k) plan for each participant vest in 5 to 6 years from plan enrollment.  The bank incurred expenses of $58,000, $60,000 and $58,000 for financial reporting purposes during 2009, 2008, and 2007, respectively, in connection with the plan.

Neffs Bancorp, Inc. Directors’ Compensation
The following table summarizes total compensation for Bancorp Directors for 2009.  Directors are compensated by the bank, rather than by Neffs Bancorp, Inc.

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation		Total

Robert B. Heintzelman	$12,000	-	-	-	$1,495	1	$100	2	$13,595
John J. Remaley	12,000	-	-	-	1,682	1	-		13,682
Duane A. Schleicher	12,000	-	-	-	1,142	1	250	2	13,392
John F. Sharkey, Jr.	12,000	-	-	-	1,142	1	-		13,142
John F. Simock	12,000	-	-	-	1,629	1	250	2	13,879
Dean H. Snyder	3,000				250	1	-		3,250
Herman P. Snyder	6,000	-	-	-	1,182	1	-		7,182
Mary Ann Wagner	12,000	-	-	-	1,269	1	175	2	13,444
Kevin A. Schmidt	12,000	-	-	-	-		-		12,000
Total	$93,000	-	-	-	$9,791		$775		$103,566
___________________
1 These amounts represent the change in retirement plan balances for 2009 including company contributions of $1,000 (prorated for partial service) and interest earned.
2 These amounts represent real estate inspections of $25 per day with a $1,250 annual maximum.

Directors receive no remuneration for attendance at meetings of the Board of Directors of Neffs Bancorp, Inc.  Each director of the bank received in 2009, $1,000 per month for attendance at Board of Directors and committee meetings of the bank.  In addition, directors of the bank receive $25 for each trip made in the course of performing site inspections, relating to real estate transactions, with a maximum of $1,250 per year.  During 2009, the bank paid its directors $775 for site inspections.  The bank also contributed $1,000 to each non-employee director’s respective deferred compensation plan.  This was prorated for directors with partial service during the year.  In aggregate, the directors received $103,566 from the bank during the 2009 fiscal year.

Transactions with Directors and Executive Officers
Some of Neffs Bancorp, Inc.’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Neffs Bancorp, Inc.’s subsidiary during 2009.  All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectiblity or present other unfavorable features.  Total loans to these persons at December 31, 2009, amounted to $4,971,000.  Neffs Bancorp, Inc.’s subsidiary bank anticipates that it will enter into similar transactions in the future.  The same procedures apply to the approval of related party transactions as to non-related party transactions.  The director or officer will not be allowed to participate in discussions concerning the transaction or to vote if a vote is required.

The Corporation and bank employed the services of Simock Construction, Inc. and John F. Simock during 2009 for repairs/maintenance to the bank’s main office and other property owned by the corporation.  Simock Construction, Inc. is owned by the son of Director John F. Simock.  The total amount of the transactions was $25,027.58.

REPORT OF THE BOARD OF DIRECTORS’ COMPENSATION COMMITTEE

The Board of Directors, acting as the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Board of Directors has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Board of Directors

Robert B. Heintzelman	John J. Remaley
Duane A. Schleicher	Kevin A. Schmidt
John F. Sharkey, Jr.	John F. Simock
Dean H. Snyder	Mary Ann Wagner

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Kevin A. Schmidt, as a member of the Board of Directors, is a member of the Compensation Committee.  Mr. Schmidt makes recommendations regarding merit raise increases for all employees.  Mr. Schmidt does not participate in matters concerning his own compensation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet NASDAQ standards for independence.  The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in 2003.  A link to the Charter can be found on the Bank’s website at www.neffsnatl.com.

The Audit Committee met with management periodically during the year to consider the adequacy of the corporation’s internal controls and the objectivity of its financial reporting.  The Audit Committee discussed these matters with the corporation’s independent auditors and with appropriate corporation financial personnel and internal auditors.  The Audit Committee also discussed with the corporation’s senior management and independent auditors the process used for certifications by the corporation’s chief executive officer and chief financial officer which are required for certain of the corporation’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meetings with both the independent auditors and the internal auditors, as well as with the principal financial officer on a number of occasions, each of whom has unrestricted access to the Audit Committee.

The Audit Committee recommended ParenteBeard LLC as the independent auditors for the corporation after reviewing the firm’s performance and independence from management.

The Board of Director’s has determined that John F. Sharkey, Jr., who is independent, is an audit committee financial expert.

Management has primary responsibility for the corporation’s financial statements and the overall reporting process, including the corporation’s system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and ParenteBeard LLC, the corporation’s independent auditors, the corporation’s audited financial statements and met separately with both management and ParenteBeard LLC to discuss and review those financial statements and reports prior to issuance.  Management has represented, and ParenteBeard LLC has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with ParenteBeard LLC the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board.  These items relate to that firm’s independence from the corporation.  The Audit Committee also discussed with ParenteBeard LLC matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable.  The Audit committee implemented a procedure to monitor accountant independence, reviewed audit and non-audit services performed by ParenteBeard LLC and discussed with the accountants their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.  The Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of ParenteBeard as Neffs Bancorp, Inc.’s independent auditors for the year ending December 31, 2010.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the United Sates Securities and Exchange Commission require all public accounting firms who audit issuers to obtain pre-approval from their respective Audit Committee in order to provide professional services without impairing independence.  ParenteBeard LLC previously issued engagement letters to or obtained formal approval from the Audit Committee for certain services.  These services are summarized below.

The following fees were incurred for 2009 and 2008:

	Year Ended December 31
	2009	2008
Audit fees1	$61,581	$56,749
Audit related fees2	5,650	2,000
Tax fees	-	-
All other fees	-	-
Total:	$67,231	$58,749
___________________
1 Includes professional services rendered for the audit of the Corporation’s annual financial statements and review of financial statements included in Forms 10-Q, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.
2 Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following:  assistance with accounting for other-than-temporary impairment on securities EITF 99-20 and research and consultation in regard to municipal bonds and related tax status; 2008  - consultation regarding application of EITF 99-20, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, and other attest services not required by statute or regulation.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining ParenteBeard LLC’s independence.

Audit Committee
Robert B. Heintzelman, Chairman
Mary Ann Wagner
John F. Sharkey, Jr.
Duane A. Schleicher
Dean H. Snyder

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires Neffs Bancorp, Inc.’s directors, executive officers and shareholders who beneficially own more than 10% of Neffs Bancorp, Inc.’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Neffs Bancorp, Inc. with the Securities and Exchange Commission.  Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2009.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

The Audit Committee has recommended and the Board of Directors has selected ParenteBeard LLC as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2010. ParenteBeard LLC served as the corporation’s independent auditors for the year ended December 31, 2009.

ParenteBeard LLC has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent auditors and clients.

We expect a representative of ParenteBeard LLC to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of ParenteBeard LLC as independent auditors for the fiscal year ending December 31, 2010.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Neffs Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to David C. Matulevich, Secretary, Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010, or visiting the SEC website at www.sec.gov/edgarhp.htm or by calling (610) 767-3875.  You may also view these documents on our website at http://www.neffsnatl.com/neffsbancorp.html.

Pursuant to Securities and Exchange Commission rules, Neffs Bancorp, Inc. intends to send a single proxy statement and annual report to multiple shareholders who share the same address and who have the same last name, unless we receive instructions to the contrary from one or more of the shareholders.  This method of delivery is known as “house holding.”  Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a security holder at a shared address to which a single copy of the documents was delivered or, if you wish to receive a separate proxy statement or annual report in the future send a written request to David C. Matulevich, Secretary, Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065.  If you are receiving multiple copies of the proxy statement and annual report and want to request one copy, please notify Mr. Matulevich.

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting.  However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.